Exhibit 10-2

                             EMPLOYMENT AGREEMENT



      AGREEMENT  made by and between ACC CORP., 400 West Avenue, Rochester, New

York 14611 ("ACC")  and David K. Laniak, residing at 10 Harvest Lane, Rush, New

York 14543 ("Employee").

      1.    DEFINITIONS.  The following terms shall have the following meanings in this Agreement:

      (a)   "ACQUIRING  ENTITY"  shall  mean any entity, whether a corporation,

partnership, joint venture, etc., that, as  a  result  of  a Change In Control,

either  directly or indirectly has effective control over the  business  plans,

direction  and  operations  of  ACC  Corp.   This  term  shall also include any

subsidiaries or related entities over which the Acquiring  Entity  has control,

and shall also include any entity that, within one year following a  Change  In

Control of ACC Corp., acquires control over the entity that acquired control of

ACC Corp.

      (b)   "BENEFITS" shall mean all benefits described in Paragraph 4 hereof.

The  term  "Benefits" does not include any amounts deemed Compensation, nor the continuation  of  any  disability,  health,  dental  or life insurance coverage beyond the terms of the policies for such insurance as  the  same  may exist on the effective date of an Event of Termination.

      (c)   "CHANGE IN RESPONSIBILITIES" shall mean that the Company's Board of

Directors, in circumstances NOT involving a Change in Control, takes  action so as to significantly reduce the nature or scope of Employee's authority,  power,

functions or duties contemplated in Paragraph 2 hereof.

      (d)   "CHANGE IN CONTROL" shall mean a change in control of ACC Corp.  of a  nature  that  would  be  required to be reported in response to Item 6(e) of

Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of

1934 as in effect on the date  of this Agreement or, if in the future Item 6(e)

is no longer in effect, any regulations  issued  by the Securities and Exchange

Commission pursuant to the Securities Exchange Act  of 1934 which serve similar purposes;  provided  that, without limitation, a Change  In  Control  shall  be deemed to have occurred  if and when: (x) any "person" (as such term is used in

Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the Employee, is or becomes  a  beneficial  owner,  directly  or indirectly, of securities of ACC Corp. representing a majority of the combined voting power of

ACC  Corp.'s then outstanding securities (excluding, however, the  transfer  of any shares  beneficially  owned  by  the Employee); or (y) individuals who were members of the Board of Directors of ACC  Corp.  immediately prior to a meeting of  the  shareholders  of ACC Corp. involving a contest  for  the  election  of

Directors shall not constitute  a  majority of the Board of Directors following such election.  The effective date of  any  such Change in Control shall be the closing date of the transaction that results  in  the  Change  in Control.  The terms of this subparagraph (c) shall also apply to any change in control of any entity  that acquires control of an Acquiring Entity within one year  following the acquisition by the Acquiring Entity of control of ACC Corp.

      (e)   "COMMITTEE"  shall mean the Executive Compensation Committee of the

ACC Corp.  Board of Directors.

      (f)   "COMPANY" shall  mean  ACC  Corp.  and/or  any  of its subsidiaries and/or affiliates incorporated under the laws of any state of the United States as  the  same  may  exist  from  time  to  time;  EXCEPT that, for purposes  of

Paragraphs 13 and 14 hereof, "Company" shall mean ACC  Corp.  and/or any of its subsidiaries and/or affiliates as the same may exist from time to time anywhere in the world, regardless of the laws under which incorporated.

      (g)   "COMPENSATION" shall mean  the Employee's salary, accrued  bonuses,

if  any, and any stock options held by or awards granted to Employee under  the

Company's  Employee  Long  Term Incentive Plan or other stock option or similar

Company plan in effect from time to time, and shall expressly include the items described in Paragraph 3 hereof, but shall exclude any Benefits.

      (h)   "DISABILITY" shall  mean  the  Employee's total inability, due to a mental  or  physical illness, incapacity or injury,  to  render  his  full-time services to the  Company  for  any period of 60 consecutive days or, if longer,

such period of time as is necessary  for  the  Employee  to  be deemed "totally disabled"  or  the  equivalent  thereof  within  the  meaning of any  long-term disability insurance provided by the Company and covering the Employee.

      (i)   "EVENT  OF  TERMINATION" shall mean the termination  of  Employee's employment, whether due to  a  Termination  For  Cause,  a  Termination Without

Cause,  a  Change  In  Control,  a  Change  in Responsibilities or a  Voluntary

Termination of Employment by Employee, such that Employee is no longer employed by the Company.

      (j)   "TERMINATION FOR CAUSE" shall mean  that  the  Company, in its sole

discretion,  terminates  Employee's  employment  due  to  Employee's   personal

dishonesty,  incompetence,  willful  misconduct,  breach  of  a  fiduciary duty involving  personal  profit,  intentional  failure  to  perform  stated duties,

willful violation of any law, rule, regulation or final cease and desist order,

the penalty for which constitutes a felony under applicable law; or  any breach of  Paragraphs  13  or 14 of this Agreement.  For purposes of this subparagraph

1(j),  no  act or failure  to  act  on  Employee's  part  shall  be  considered

"intentionally  done"  or "willfully done" unless done or omitted to be done by

Employee  in bad faith and  without reasonable belief that such act or omission

was  in the best interests of  the  Company.   Notwithstanding  the  foregoing,

Employee shall not be deemed to have been Terminated For Cause unless and until there  shall have been delivered to him/her a copy of a resolution duly adopted by the affirmative  vote of a majority of the entire Board of Directors (or, in the event that Employee  is  a  Director,  then  by  the  affirmative vote of a majority of the non-employee Directors then in office) at a  Board meeting duly called  and held for that purpose (after reasonable notice to Employee  and  an opportunity  for  Employee,  together  with his counsel, to be heard before the

Board),  finding that in the good faith opinion  of  the  Board,  Employee  was guilty of  conduct  set  forth  in  this  subparagraph  1(j) and specifying the particulars thereof in reasonable detail.

      (k)   "TERMINATION  WITHOUT CAUSE" shall mean that the  Company,  in  its sole discretion, terminates  the  Employee's employment not for any reason that would constitute a Termination For  Cause,  nor  as  a  result of any Change In

Control,  nor  as  a  result  of a Voluntary Termination of Employment  by  the

Employee.

      (l)   "VOLUNTARY TERMINATION  OF  EMPLOYMENT BY EMPLOYEE" shall mean that

Employee,  at  his  volition,  leaves his employment  with  the  Company  under circumstances not involving a Termination  Without  Cause,  a  Termination  For

Cause, a Change In Control or a Change in Responsibilities.

      2.    EMPLOYMENT  AND  DUTIES.   The Company hereby employs Employee, and

Employee hereby accepts such employment  and  agrees  to  perform the duties as hereinafter set forth.  Employee shall serve as the Chief Executive  Officer of the  Company  responsible  for  the  overall  business  and strategic planning,

management  and  control  of  the  Company, and as an officer  of  any  of  the

Company's subsidiaries or affiliates  as  the  same may exist from time to time

during the "Term" of this Agreement, as defined  below.   Employee shall devote

his entire working time and attention to the business of the Company, and shall perform his duties in a diligent, effective and loyal manner.

      3.    COMPENSATION.   The  Company  shall  compensate  Employee  for  all

services  to  be  rendered  by him pursuant to this Agreement in the  following manner:

            (a)   A base salary  of  $300,000  per year, to be paid on a weekly basis during the Term of this Agreement.

            (b)   A  bonus  payable  annually in addition  to  Employee's  base salary, the amount of which shall be determined by the Company's Board of

      Directors,  on  the recommendation  of  the  Committee,  based  upon  the

      Company's Annual Incentive Plan.

            (c)   As   additional   consideration   for   entering   into  this

      Agreement, the Committee shall grant Employee options to purchase a total of  68,000  shares  of  the  Company's  Class A Common Stock all with  an exercise  price equal to $17.25 per share  (the  closing  price  for  the

      Company's Common  Stock  in  Nasdaq trading on October 4, 1995) under its

      Employee Long Term Incentive Plan.   Of  this  total, (i) 17,391 shall be

      Incentive Stock Options, one-third of which shall  vest  immediately upon their date of grant, an additional one-third of which shall  vest  on the first anniversary of their date of grant, and the last one-third of which shall  vest  on  the  second anniversary of their date of grant; and (ii)

      50,609 options shall be  non-qualified  stock  options, one-half of which shall become exercisable in full at such time as  the  closing  price for the  Company's  stock  in  Nasdaq  trading  is  at  or above a level that represents a 25% increase over the exercise price of  such  options for a period  of  15  consecutive trading days, and the balance of which  shall become exercisable  in  full  at  such  time as the closing price for the

      Company's stock in Nasdaq trading is at or  above a level that represents a 50% increase over the exercise price of such options for a period of 15 consecutive trading days.

      4.    BENEFITS.   During  the Term of this Agreement  as  defined  below,

Employee shall be entitled to receive the following benefits:

            (a)   Four weeks of paid  vacation per year, or such greater period as may be approved from time to time by the Committee;

            (b)   paid holidays as customarily  provided to the Company's other employees;

            (c)   coverage in accordance with their  terms  of  any  pension or profit-sharing  plans  now  existing  or  hereafter  established  by  the

      Company;

            (d)   life  insurance coverage in such amounts and on such terms as are provided from time to time to the Company's senior executives;

            (e)   reimbursement  of miscellaneous medical, legal, and financial planning expenses, up to $4,000 per year;

            (f)   payment  of Employee's  business  and  professional  dues  as reasonably requested by Employee, plus the initiation fees and membership dues and expenses related to membership at the Genesee Valley Club; and

            (g)   reimbursement  of  reasonable and customary business expenses incurred on the Company's behalf,  upon  presentation of documentation of such expenses reasonably acceptable to the Company.

      5.    TERM.  This Agreement shall be effective  for a period of two years from the execution date hereof (the "Term").

      6.    TERMINATION OF EMPLOYMENT FOR CAUSE.       In  the  event  that the

Employee's  employment  is  Terminated  For Cause, he shall not be entitled  to receive any payments hereunder.  Under these  circumstances, the Employee shall only  be  entitled  to  receive his accrued but unpaid  salary  and  any  other nonforfeitable Compensation  and  Benefits  accrued as of the effective date of such Event of Termination.

      7.    TERMINATION OF EMPLOYMENT WITHOUT  CAUSE.   In  the  event that the

Company terminates Employee's employment Without Cause, the Employee  shall  be entitled  to  receive  his  then-current  Compensation  and  Benefits  for  the remainder  of  the Term of this Agreement; PROVIDED, however, that the Employee is and at all times  hereunder  remains in compliance with Paragraphs 13 and 14 hereof.  For purposes of this Paragraph,  the  term  "Compensation"  shall also include the payment (in a lump sum at the end of such year or in equal  monthly installments  over  the  course  of  the next succeeding year, at the Company's election and in either case without interest)  of  the  pro-rated amount of the bonus, if any, that Employee would receive for the calendar  year in which this

Event of Termination occurs as determined under the Company's  Annual Incentive

Plan  as established by the Committee in advance for that calendar  year;  such amount  to  be  pro-rated  by multiplying the amount of such bonus for the full year by a fraction the numerator of which is the number of months worked by the

Employee during that calendar  year through the effective date of this Event of

Termination and the denominator of which is 12.  Such payments shall be made on the Company's normal payroll schedule,  EXCEPT  THAT  at  any  time during such period, Employee may give notice to the Company or an Acquiring  Entity, as the case may be, requesting payment of the remaining amount of his Compensation and

Benefits  in  a  lump  sum  payment, which request the Company or the Acquiring

Entity may, at their sole discretion,  agree  to or reject.  If this request is agreed to by the Company or the Acquiring Entity, as the case may be, then such lump sum payment shall be paid to Employee within  30 days following receipt of such  notice,  subject  to the Company's receipt of an  executed  release  from

Employee, substantially in  the form attached as Exhibit A hereto, prior to the

payment of any such lump sum  payment.   In any event, should Employee commence

other employment within such period, he shall  promptly  notify  the Company or the Acquiring Entity of such event and the Company or the Acquiring  Entity may at  its  option,  within  30  days  following  receipt  of such notice, pay the

Employee the remaining amount of his Compensation and Benefits  in  a  lump sum

payment.   If  Employee's  employment  is  Terminated Without Cause at any time within  one  year  following  a  Change  in  Control,  such  termination  shall automatically  be  deemed to be a Termination in  the  Event  of  a  Change  in

Control, and Employee shall be entitled to all rights set forth in Paragraph 10 hereof.  If Employee  should  commence other employment with an entity that the

Company deems a competitor as described  in  subparagraph 13(c) below, then the

Company  shall  have  the  right  to  stop  further  payment  of  any  and  all

Compensation and Benefits that may be payable to Employee hereunder.

      8.    VOLUNTARY TERMINATION OF EMPLOYMENT BY EMPLOYEE.    In the event of

a Voluntary Termination of Employment by the Employee, he shall not be entitled to  receive  any  payments  hereunder.  Under such circumstances, the  Employee shall only be entitled to receive  his  accrued but unpaid salary and any other nonforfeitable Compensation and Benefits  accrued  as  of the effective date of such Event of Termination.

      9.    TERMINATION   BY   EMPLOYEE  DUE  TO  CHANGE  IN  RESPONSIBILITIES.

Employee may elect to terminate  his  employment  during the Term hereof in the event  of  a  Change  in Responsibilities.  In such event,  Employee  shall  be entitled  to  receive  his  then-current  Compensation  and  Benefits  for  the remainder of the Term of  this  Agreement; PROVIDED, however, that the Employee is and at all times hereunder remains  in  compliance with Paragraphs 13 and 14 hereof.  For purposes of this Paragraph, the  term  "Compensation"  shall  also include  the payment (in a lump sum by the end of such year or in equal monthly installments  over  the  course  of  the next succeeding year, at the Company's election and in either case without interest)  of  the  pro-rated amount of the bonus, if any, that Employee would receive for the calendar  year in which this

Event of Termination occurs as determined under the Company's  Annual Incentive

Plan  as established by the Committee in advance for that calendar  year;  such amount  to  be  pro-rated  by multiplying the amount of such bonus for the full year by a fraction the numerator of which is the number of months worked by the

Employee during that calendar  year through the effective date of this Event of

Termination and the denominator of which is 12.  Such payments shall be made on

the  Company's normal payroll schedule.   If  Employee  should  commence  other

employment  with  an entity that the Company deems a competitor as described in subparagraph 13(c) below, then the Company shall have the right to stop further payment of any and  all  Compensation  and  Benefits  that  may  be  payable to

Employee hereunder.

      10.   TERMINATION  OF  EMPLOYEE'S EMPLOYMENT IN THE EVENT OF A CHANGE  IN

CONTROL.  If, in connection with preparing for, or within one year following, a

Change In Control:  (i) the Employee's  employment  with  the  Company  or  the

Acquiring  Entity  is  Terminated Without Cause by the Company or the Acquiring

Entity; or (ii) the Employee  resigns  his  employment with the Company or with the Acquiring Entity upon the occurrence of any of the following:

            (a)   A significant change in the  nature  or  scope  of Employee's employment  duties  or  authority including, but not limited to,  without

      Employee's prior written  consent  assigning Employee duties inconsistent with his status within the Company or  substantially  altering Employee's duties and responsibilities so as to render his position  to  be  of less dignity, responsibility or scope;

            (b)   Employee  being  required  by  the  Company  or the Acquiring

      Entity,  as  a  condition  of employment, to take up permanent  residence outside of or to spend more  than 25% of his time in any location that is more than a 50 mile radius from the Rochester, New York metropolitan area

      (except  for  required  travel  on   Company   business   to   an  extent

      substantially   consistent  with  Employee's  customary  business  travel

      obligations);

            (c)   A reduction  in  Employee's  Compensation  or  Benefits as in effect on the execution date hereof or as the same may be increased  from time  to  time,  excluding,  however, (i) reductions in bonuses paid from year  to year when such bonuses  are  based  upon  objective  performance criteria  (E.G., increases in earnings per share, return on equity, etc.)

      established   in   advance   by  the  Board  of  Directors  or  Executive

      Compensation or comparable Committee  of  the  Board  of  ACC Corp. or an

      Acquiring  Entity, as the case may be; and (ii) proportional  across-the-

      board  Compensation   or  Benefits  reductions  similarly  affecting  all

      executives and/or key employees  of  the Company or the Acquiring Entity,

      as the case may be; provided, however,  that in no event shall Employee's

      Compensation be reduced below its current  annual  amount as in effect on the execution date hereof without Employee's prior written consent;

            (d)   Failure   to   grant  Employee  an  annual  salary   increase

      reasonably necessary to maintain such salary as comparable to salaries of key employees  holding positions equivalent to Employee's in the industry in which the Company's then-principal business activity is conducted;

            (e)   Failure by the Company  or  an  Acquiring Entity, as the case may  be,  to  continue  in  effect  any  compensation  plan,  program  or arrangement  in  which  Employee then participates  unless  an  equitable arrangement reasonably acceptable  to Employee and embodied in an ongoing substitute or alternative plan, program or arrangement has been made with

      respect   to  such  plan,  or  the  failure    to   continue   Employee's

      participation therein;

            (f)   Any material reduction by the Company or an Acquiring Entity,

      as the case  may be, of any of the Benefits enjoyed by Employee under any of the Company's  pension,  retirement,  profit  sharing,  savings,  life insurance,  medical,  health  and  accident, disability or other employee benefit plans, programs or arrangements  as  in effect from time to time,

      the taking of any action by the Company or an  Acquiring  Entity,  as the case  may be, that would directly or indirectly materially reduce any  of such Benefits or deprive Employee of any such Benefits, or the failure by the Company  or  an  Acquiring  Entity,  as  the  case may be, to provide

      Employee  with  the  number  of  paid  vacation days to which  he/she  is entitled on the basis of years of service  with the Company in accordance

      with   its   normal  vacation  policy;  provided,  however,   that   this

      subparagraph  shall   not  apply  to  any  proportional  across-the-board

      reduction  or  action  similarly  affecting  all  executives  and/or  key employees of  the Company or an Acquiring Entity, as the case may be;

            (g)   Failure of the  Company  to  obtain  a satisfactory agreement from any Acquiring Entity to assume and agree to perform this Agreement;

then  Employee shall be entitled to receive his then-current  Compensation  and

Benefits  as were in effect immediately prior to any such Change In Control for the remainder  of  the Term of this Agreement; PROVIDED, however, that Employee is and at all times  hereunder  remains in compliance with Paragraphs 13 and 14 hereof.  For purposes of this Paragraph,  the  term  "Compensation"  shall also include the payment (in a lump sum by the end of such year or in equal  monthly installments  over  the  course  of  the  next  succeeding  year, at Employee's election and in either case without interest) of the amount of  the  bonus that

Employee  would  receive  for  the  full  calendar year in which this Event  of

Termination occurs based on the "Maximum" amount  of  such  bonus as determined under  the Company's Annual Incentive Plan as established by the  Committee  in

advance  for  that  calendar  year.   Such payments shall be made on the normal

payroll schedule of the Company or the  Acquiring  Entity,  as the case may be,

EXCEPT THAT at any time during such period, Employee shall have the right, upon notice to the Company or an Acquiring Entity, as the case may  be,  to elect to be  paid  the  remaining amount of his Compensation and Benefits in a lump  sum payment, which the  Company  or  the Acquiring Entity must then pay to Employee within 30 days following receipt of  such  notice,  subject  to  receipt by the

Company  or  the  Acquiring  Entity  of  an  executed  release  from  Employee,

substantially in the form attached as Exhibit A hereto, prior to the payment of such lump sum payment.  In no event shall the compensation to which Employee is entitled under this Paragraph be less than the greater of (i) Employee's  then-

current  Compensation  and  Benefits as were in effect immediately prior to the effective  date of such resignation  or  Termination  Without  Cause,  or  (ii)

Employee's then-current Compensation and Benefits as were in effect immediately prior to the date of the Change In Control.

      11.   ADDITIONAL  TERMINATION  PAYMENTS.   In  the event that Employee is

Terminated  Without  Cause,  or  in  connection with a Change  in  Control,  or

Employee   elects   to  terminate  his  employment   due   to   a   Change   in

Responsibilities, then  he  shall  also be entitled to the following additional payments and benefits:

            (i)   On the effective date  of  any such Event of Termination, all

      Incentive Stock Options that shall have  been granted to Employee through such date under the Company's Employee Long  Term Incentive Plan shall be deemed fully vested and exercisable on such date  and for a period of one year following such date, and all Non-Qualified Stock  Options that shall have been granted to Employee under this Plan AND which shall have vested as  to  exercisability through such date shall remain exercisable  for  a period of  one year following such date, all in accordance with the other terms of such Plan.

      12.   DEATH.   In the event that Employee shall die before the end of the

Term hereof, the obligation  to  accrue  further  benefits under this Agreement shall cease as of the date of death, save for any benefits  accrued  but unpaid as  of  the  date  of  death, which benefits shall remain payable to Employee's estate.

      13.   COVENANT NOT TO COMPETE.  Employee hereby covenants and agrees that

(i) during the Term of this  Agreement,  (ii) if no Event of Termination occurs during the Term hereof, then for one year following the Term of this Agreement,

and (iii) should an Event of Termination occur  during  the  second year of the

Term hereof, then for one year following the effective date of  such  Event  of

Termination:

            (a)   He  will  not,  for himself or on behalf of any other person,

      firm, partnership or corporation  call  upon  any customer of the Company for the purpose of soliciting or providing to such  customer any products or  services  which  are  the same as or substantially similar  to  those

      provided to customers by the  Company.   For  purposes of this Agreement,

      "customers  of the Company" shall include, but not  be  limited  to,  all customers contacted  or  solicited  by  the Company or Employee within 12 months prior to the end of the Term of this Agreement.

            (b)   Employee  will not, directly or  through  another  person  or entity, for himself or  on  behalf of any other person, firm, partnership or corporation, directly or indirectly,  seek  to  persuade any Director,

      officer,  or  employee  of  the Company to discontinue that  individual's status or employment with the Company.

            (c)   Employee will not,  directly  or  indirectly,  alone or as an employee, independent contractor of any type, partner, officer, director,

      creditor, substantial (i.e., 5% or greater) stockholder or holder  of any option  or  right  to  become  a substantial stockholder in any entity or organization, engage (i) in the long distance telecommunications business as  conducted by the Company in the  United  States,  Canada  and  Europe

      during  the  term  of this Covenant Not To Compete or (ii) in substantial and  direct  competition  with  any  other  business  operation  actively conducted by the Company during the term of this Covenant Not To Compete,

      in  any business  pertaining  to  the  sale,  distribution,  manufacture,

      marketing,  production or provision of products or services similar to or

      in  competition   with  any  products  or  services  produced,  designed,

      manufactured, sold,  distributed  or rendered, as the case may be, by the

      Company; nor for the same period of  time, within the same area and under the  same  conditions as previously set  forth,  shall  Employee  advance credit,  lend  money,  furnish  quarters  or  give  advice,  directly  or indirectly,  to  any  person,  corporation or business entity of any kind

      (other  than  the Company) which is  engaged  in  any  such  business  or operation, nor  shall  he,  directly  or  indirectly, ship or cause to be shipped or have any part in the shipping of  such  products  to any point within  said  area  for  the purposes of resale; provided, however,  that nothing contained in this Paragraph shall prevent Employee from investing in corporate securities which  are  traded on a recognized stock exchange

      (subject to a 5% ceiling on any such  investment  as  referenced  in  the first sentence of this subparagraph).

            (d)   If   any   of  the  restrictions  on  competitive  activities

      contained in this Paragraph 13 shall for any reason be held by a court of

      competent  jurisdiction  to   be   excessively   broad  as  to  duration,

      geographical  scope,  activity  or  subject, such restrictions  shall  be construed  so  as  to  be  enforceable  to  the  extent  compatible  with applicable law as it shall then exist; it  being  understood  that by the execution  of  this Agreement the parties hereto regard such restrictions

      as  reasonable  and   compatible   with   their   respective  rights  and

      expectations.

            (e)   Additionally, if any conduct prohibited  by this Paragraph 13 is approved by the ACC Corp. Board of Directors, then  such conduct shall not constitute a breach of this Agreement.

      14.   TRADE SECRETS; NON DISPARAGEMENT.  Except as may be required by his employment with the Company, Employee will not at any time or  in  any  manner,

directly  or  indirectly, divulge, disclose or communicate to any person, firm,

corporation,  organization   or   entity  any  information  concerning  matters

affecting or relating to the services,  marketing,  contractual  relationships,

long  range  plans,  products,  processes,  formulas,  inventions, discoveries,

devices  or  other business of the Company or of its customers.  Employee  will likewise hold  inviolate  and keep secret all knowledge or information acquired by him concerning the names  of  the  Company's customers, their addresses, the prices the Company obtains or has obtained from them for its goods or services,

all knowledge or information acquired by him concerning the products, formulas,

processes, methods of manufacture and distribution  and all other trade secrets of such customers.  In addition, Employee shall make no disclosure, directly or indirectly, of any financial information, contractual  relationships, policies,

past  or  contemplated  future  actions  or policies of the Company,  personnel matters, marketing or sales data, technical  data or specifications and written or oral communications of any sort of the Company or any of its customers which have not previously been disclosed to the general  public  with  the  Company's consent  or  without  first  obtaining  the  consent  of  the  Company for such disclosure.  Upon the occurrence of any Event of Termination, Employee  or  his representatives  shall immediately deliver to the Company all notes, notebooks,

letters, papers, drawings,  memos, communications, blueprints or other writings

or  data  relating  to  the  business   of   the   Company  or  its  customers.

Additionally, Employee shall not in any way publicly  disparage  the Company at any  time  or  he  shall  not  be  entitled  to  receive payment of any further

Compensation and Benefits otherwise payable hereunder.   Likewise,  neither the

Company  nor any Acquiring Entity shall in any way publicly disparage  Employee at any time.  (For purposes of this Agreement, however, the commencement of any legal proceedings  involving  matters  such as Employee's performance, conduct,

etc., shall not constitute "disparagement.")





      15.   INJUNCTIVE RELIEF.

      (a)   Because Employee shall acquire  by  reason  of  his  employment and association  with  the  Company  an  extensive  knowledge of its trade secrets,

customers, procedures, and other confidential information,  the  parties hereto recognize that in the event of a breach or threat of breach by Employee  of the terms  and  provisions contained in Paragraphs 13 or 14, compensation alone  to

the Company   would  not  be  a adequate remedy for a breach of those terms and provisions. Therefore, it is agreed  that in the event of a breach or threat of a breach of the provisions of Paragraphs  13  or  14  by  Employee, the Company

shall  be  entitled,  in addition to (i) terminating  further  payment  of  any

Compensation and Benefits  that  may  be payable to Employee hereunder and (ii)

provable damages and reasonable attorneys'  fees,  to  an  immediate injunction from any court of competent jurisdiction restraining Employee  from  committing or  continuing  to  commit  a breach of such provisions without the showing  or proving of actual damages.  Any  preliminary  injunction  or  restraining order shall continue in full force and effect until any and all disputes  between the parties  regarding  this Agreement have been finally resolved on the merits  by settlement or by a court  of  law.(b)In  the  event  of a breach or threat of a breach of the provisions of Paragraphs 13 or 14 by the  Employee,  the  Company

can terminate further payment of any and all Compensation and Benefits that may be  payable  to the Employee hereunder, regardless of whether the Company seeks or obtains injunctive relief under subparagraph 15(a) above.

      16.   SPECIAL PROVISIONS IN EVENT OF DISABILITY.

      (a)   During  the  Term  hereof,  in  the event that the Employee becomes

Disabled as defined in this Agreement, but for  meeting  the  requirement  that such a condition persist for a minimum of 60 consecutive days, then the Company agrees  that  it will not, except in a situation constituting a Termination For

Cause, terminate  the  Employee's  employment or otherwise act so as to deprive the Employee of his eligibility to receive  benefits under any Company-provided disability insurance policy.  In all such circumstances,  however,  the Company retains the right to Terminate the Employee For Cause, at any time.

      (b)   If  the  Employee  is  Terminated  Without  Cause  after  he begins receiving  disability  insurance payments under any Company-provided disability insurance policy, then he  shall  also  be entitled to receive his Compensation and  Benefits  payable in the event of a Termination  Without  Cause,  LIMITED,

HOWEVER, to the  net  amount,  if any, by which such termination payments, on a monthly basis, exceed the monthly  benefits  payable to the Employee under such disability insurance policy.

      (c)   Except as otherwise specifically provided  in  this  Paragraph, the provisions of this Paragraph 16 shall not apply in the event that  any Event of

Termination under this Agreement shall first occur.  Additionally, the Employee shall only be entitled to receive the Benefits provided by this Paragraph 16 if he is and at all times hereunder remains in compliance with Paragraphs  13  and

14 hereof.

      17.   ABSENCE  OF RESTRICTIONS.  Employee represents and warrants that he is not prevented or restricted  from  entering  into an employment relationship with the Company by any agreement with or obligation  to  any  person,  firm or entity or by any other disability or restraint, including, but not limited  to,

the  order,  judgment  or  decree of any court or governmental agency. Employee hereby agrees to indemnify and  hold  the  Company  harmless  from  any and all expenses,  losses or damages it may incur, including, but not limited  to,  all expenses of  defense and attorneys' fees, caused by reason of Employee's breach of the covenants contained in this Paragraph.

      18.   SURVIVAL.  The provisions of Paragraph 13, COVENANT NOT TO COMPETE,

shall survive for one year following the Term of this Agreement; the provisions of Paragraph 14,  TRADE  SECRETS,  shall  indefinitely survive the Term of this

Agreement, and the provisions of Paragraphs  15,   INJUNCTIVE  RELIEF,  and 19,

GENERAL  TERMS,  shall  survive  the  Term  of  this  Agreement  for so long as necessary to enable the Company to enforce any of the provisions of  Paragraphs

13, 14 or 15 hereof.

      19.   GENERAL TERMS.

      (a)   NOTICES.   Any  notice  required  or  desired to be given hereunder

shall be in writing and shall be deemed to have been  duly  given (i) upon hand delivery,  or  (ii)  on  the  third day following delivery to the  U.S.  Postal

Service as certified mail, return  receipt  requested  and  postage prepaid, or

(iii)  on  the  first day following delivery to a recognized overnight  courier service,  fee  prepaid,  return  receipt  or  other  confirmation  of  delivery requested.  Any  such  notice  shall be delivered or directed to a party at its address previously set forth in  this  Agreement  or to such other address as a party may specify by notice given to the other party  hereto in accordance with the provisions of this paragraph.

      (b)   BINDING  EFFECT.   This  Agreement and the rights  and  obligations

contained herein shall be binding upon and inure to the benefit of the Company,

its successors and assigns, including  any Acquiring Entity, and upon Employee,

his legal representatives, heirs and distributees.

      (c)   ASSIGNMENT.  This Agreement  may  not  be  assigned, in whole or in part,  by either party hereto without the prior written consent  of  the  other party.

      (d)   ENTIRE AGREEMENT.  This Agreement contains the entire understanding between the parties hereto and supersedes any prior understanding, memoranda or other written  or  oral  agreements  between them respecting the within subject

matter.    There   are   no  representations,   agreements,   arrangements   or

understandings, oral or written,  between  the  parties relating to the subject matter of this Agreement which are not fully expressed herein.

      (e)   MODIFICATIONS;  WAIVER.   Any  modification   or   waiver  of  this

Agreement  must  be in writing and signed by both parties to be effective.   No

waiver of any breach  or  condition  of  this Agreement shall be deemed to be a waiver  of any other or subsequent breach or  condition,  whether  of  like  or

different  nature.   No  course  of  dealing between the parties hereto will be deemed effective to modify, amend or discharge  any  part  of this Agreement or the rights or obligations of either party hereunder.

      (f)   PARTIAL  INVALIDITY.   The  invalidity or unenforceability  of  any

particular provision of this Agreement shall  not  affect  the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      (g)   APPLICABLE LAW.  This Agreement shall be construed  and enforced in accordance with the laws of the State of New York applicable to contracts  made and  to  be  performed  wholly  within New York State, without giving effect to conflict of laws principles.

      (h)   JURISDICTION AND VENUE.   In  the  event that any legal proceedings

are  commenced  in  any  court with respect to any matter  arising  under  this

Agreement, the parties hereto specifically consent and agree that the courts of the State of New York and/or  the  Federal  Courts  located in the State of New

York  shall  have jurisdiction over each of the parties  hereto  and  over  the subject matter  of any such proceedings, and the venue of any such action shall be in Monroe County,  New  York  and/or the U.S. District Court for the Western

District of New York.

      (i)   HEADINGS.  The headings  contained  in  this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      (j)   COUNTERPARTS.   This Agreement may be executed  in  more  than  one

counterpart, each one of which  will  be  deemed  an  original and all of which shall constitute one and the same instrument.

      (k)   ARBITRATION.  In the event that any disagreement  or dispute should arise  between  the  parties hereto with respect to this Agreement,  then  such disagreement or dispute  shall  be  submitted  to arbitration in Rochester, New

York in accordance with the rules then pertaining  to  the American Arbitration

Association with respect to commercial disputes.  Judgment  upon  any resulting award  may,  after  its  rendering,  be  entered  in  any  court  of  competent jurisdiction  by  either  party.  After any demand for arbitration pursuant  to this Agreement and prior to  any  scheduled  arbitration  date, either party to such arbitration proceedings shall be entitled to discovery  according  to  the provisions  and within the time limits prescribed in Article 31 of the New York

Civil Practice  Law  and Rules with respect to all materials and records in the

possession of either   party  hereto, or in the possession of others, which are

relevant to the matter or matters to be arbitrated.

      (l)   REMEDIES.  All rights  and  remedies  of  the  Company or Employee,

whether provided for herein or by operation of law, are cumulative  and  may be exercised singularly or concurrently, and the exercise of any such remedy shall not  be  deemed  an  election of remedies so as to preclude the election of any other remedy.

      (m)   NAMED FIDUCIARY.   The  Board  of  Directors  of ACC Corp. or of an

Acquiring  Entity,  as  the  case  may be, is hereby designated  as  the  named fiduciary ("Named Fiduciary") under  this Agreement.  The Named Fiduciary shall have  authority to operate and administer  this  Agreement,  and  it  shall  be responsible  for  establishing  and  carrying out a funding policy, if any, and method consistent with the objectives of this Agreement.

      (n)   CLAIMS   PROCEDURE.    The   Named   Fiduciary   shall   make   all

determinations regarding disputes between  the Company or the Acquiring Entity,

as the case may be, and Employee as to  Employee's rights under this Agreement.

Any such determination by the Named Fiduciary  shall  be  stated in writing and delivered or mailed to Employee or his estate, as the case  may  be,  within 30 days  following  the  Company  or  the  Acquiring Entity becoming aware of such dispute.  This communication shall set forth  the  specific  reason(s)  for the determination, written to the best of the Named Fiduciary's ability in a manner that  can  be understood without legal or actuarial counsel.  In addition,  the

Named Fiduciary  shall  afford  a  reasonable  opportunity  to  Employee or his estate,  as  the  case may be, for a full and fair review of the determination.

If Employee or his  estate  disagrees  with  the  determination,  or  any  part thereof, or if a determination is not received by Employee or his estate within the  30  day  period  set  forth  above,  then  Employee or his estate may seek judicial relief.

      IN WITNESS WHEREOF, the parties hereto have  duly executed this Agreement

as of    October 6, 1995.



EMPLOYEE                                  ACC CORP.

/s/ David K. Laniak                             By:  /s/ Michael R. Daley

                                          Title: EVP & CFO

                                  EXHIBIT A

                                    [Date]


[Name and Address
of Employee]

Dear                 :

      You and ACC Corp. (the "Company") are parties to an Employment Agreement dated ___________, 199_ (the "Employment Agreement"). You have requested a lump-sum payment of all remaining Compensation and Benefits (as those terms are defined in the Employment Agreement) payable to you under the terms of the Employment Agreement, pursuant to either Paragraph 7 or Paragraph 10 thereof. In consideration for the receipt of such lump-sum payment from the Company, you hereby agree to the following:

      1) This Agreement is intended to settle fully and finally all claims, controversies, disputes and other matters between you and the Company.
Accordingly, as a material inducement to the Company to enter into this Agreement and in consideration for the above lump-sum payment, you agree to forever release, acquit and discharge the Company, and its employees, officers, representatives, attorneys, directors and shareholders and their predecessors, successors and assigns from and against any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected and all claims for attorney's fees, costs, disbursements, and expert witness fees which you now have, own or hold or claim to have, own or hold or which you owned or claimed to have, own or hold, including, but not limited to those relating to or arising out of:

      (a)   your employment with the Company;

      (b)   your termination of employment with the Company;

      (c) claims relating to wages, payments and benefits except as set forth herein;

      (d) the New York Labor Law, the New York State Human Rights Law, the New York State Lawful Activities Act, Title VII of the Civil Rights Act of 1964, Title IX of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act of 1990, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, Federal Executive Order 11246 and all amendments thereto, the Family and Medical Leave Act, New York Civil Rights Law <section><section> 70-a, and all regulations pertaining to all such laws;

      (e)   any other federal, state or local law, rule or regulation; and

      (f) all tort claims and all claims of wrongful or unjust termination, defamation, prima facia tort, breach of or interference with contract, promissory estoppel, intentional infliction of emotional distress or breach of any express or implied covenant of good faith and fair dealings.

You agree that the Company shall not have any obligation to you other than as set forth in the Employment Agreement for any other monies or benefits including, but not limited to, salary, benefits, bonus, or vacation or any other obligation or agreement with the Company, whether such agreement may be express or implied.

      2. This Agreement shall not in any way be construed as an admission by the Company that it or its officers, directors or employees have acted wrongfully with respect to you or that you have any rights whatsoever against the Company or its officers, directors or employees. This Agreement shall not in any way be construed as an admission by you of any wrongdoing.

      3. If you breach this Agreement, you acknowledge that all monies to be paid by the Company hereunder shall immediately cease, and you shall immediately return all monies paid pursuant to this Agreement or the Employment Agreement. These rights are in addition to all other rights or remedies provided to the Company in law or in equity by reason of your breach.

      4. You are hereby advised of your right to consult with an attorney before signing this Agreement and acknowledge that you have been given the opportunity to consult with an attorney before signing it. Further, you acknowledge that, as this Agreement was an Exhibit to the Employment Agreement at the time you signed the Employment Agreement, you have had a draft of this Agreement for more than 21 days to review it and consider its terms. Additionally, you understand that you can revoke this Agreement at any time within seven days following your execution of it, by written revocation notice to the Company sent certified mail, return receipt requested. Therefore, you understand and agree that the Company will not make any payment of the lump-sum you have hereby requested until 28 days have passed from the date the Company receives this Agreement signed by you.

      Your signature below indicates your acceptance of this Agreement and shall cause this Agreement to be binding upon you, your heirs, representatives and assigns. Your signature shall also signify that you have read and understand the Agreement, and that you either have reviewed it with your attorney or have elected not to do so.

                                    Very truly yours,
                                    ACC Corp.

                                    By:________________________________

                                    Title:  ______________________________

Accepted and Agreed to on this
           day of                                   , 199_


_________________________
Employee